Bonds.com Group, Inc. 8-K

Exhibit 99.1

Bonds.com Group, Inc. Provides Third Quarter 2009 Operational Update Across Key Business Metrics

Boca Raton, Florida – November 2, 2009 – Bonds.com Group, Inc. (the “Company”) (OTC BB:BDCG), through its subsidiary Bonds.com, Inc., provider of an innovative comprehensive online trading platform providing execution, liquidity and competitive pricing to the fragmented fixed income marketplace, announced third quarter 2009 results across all key business metrics.

The following data is unaudited and thus potentially subject to change.

Q2 2009 vs. Q3 2009 Results
	Q2 2009**	Q3 2009*	Quarterly Growth
New Accounts	336	209	-38%
Trades	3415	3392	-1%
Revenue	$1,103,321	$959,793	-13%
Average Revenue per Trade	$323	$283	-12%
Average Size of Trade	101,808	120,844	19%
Number of Bonds Traded	347,675,478	409,903,000	18%

Quarterly Comparison (Q3 2008 – Q3 2009)
	Q3 2008**	Q4 2008**	Q1 2009**	Q2 2009**	Q3 2009*	Quarterly Compounding Growth
Trades	1101	1660	2328	3415	3392	32%
Revenue	$181,125	$577,569	$941,303	$1,103,321	$959,793	52%
New Accounts	179	357	241	336	209	4%

*   Q3 2009 and October 2009 data are unaudited results and subject to adjustment based upon review and audit.

** Q2 2009, Q1 2009, Q4 2008 and Q3 2008 are based upon data provided by the Company in its applicable 10Q and/or 10K as filed with the Securities and Exchange Commission and may differ from results previously provided by the Company in its press releases and/or Current Reports reported on Form 8K.  To the extent such differences exist, they are a result of normal quarterly reviews and/or annual audits by the Company’s auditors.

All data provided herein is presented based upon the settlement date on which a particular trade occurs and rounded to the nearest dollar.

October 2009
October 2009*
Trades	1277
Revenue	$530,847
Total Bonds Traded	$304,714,304

Commenting on the third quarter results, Christopher Loughlin, the Company’s Chief Operating Officer stated: “the Company continues to perform well despite the uncertain global economic situation. The past Quarter witnessed not only the continued growth in the number of new customer accounts opened, but also an impressive increase in the average trade size and total number of bonds traded.  While Quarter 3 results indicated a contraction in certain key metrics compared against Quarter 2 results, such declines were anticipated due to the typical seasonal drop in trading activity that occurs during the summer months.  Overall, Quarter 3 results generally out performed management’s internal forecasting and management believes that the Company is on a good track toward continued growth as the Company expands its sales force and executes its business plan.

About Bonds.com Group, Inc.

Bonds.com Group, Inc. (OTC BB: BDCG), through its subsidiary Bonds.com, Inc., serves institutional Fixed Income investors by providing a comprehensive zero subscription fee online trading platform. The company designed the BondStation platform to provide liquidity and competitive pricing to the fragmented Over-The- Counter (OTC) fixed income marketplace.

The company differentiates itself by offering through its broker dealer Bonds.com, Inc., an inventory of over 35,000 fixed income securities from more than 175+ competing dealers, as well as market research, investor tools, bond education and an interactive website experience. Asset classes currently offered on the BondStation Fixed Income trading platform include municipal bonds, corporate bonds, agency bonds, MBS, Structured Products, Emerging Market Debt, Certificates of Deposit (CDs) and U.S. Treasuries. With unmatched marketability of the domain name www.bonds.com commitment to key advertising initiatives, experienced management team and seasoned account managers, Bonds.com, Inc. is poised to redefine the $29 trillion Fixed Income marketplace.

Bonds.com Investor Relations Website:
http://ir.bonds.com

CONTACT:
Christopher G. Loughlin (877) 880-BDCG (2324) cloughlin@bonds.com www.bonds.com

FORWARD-LOOKING STATEMENTS
The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise